Exhibit 10.8

Summary Translation

Lishui Xincai Industrial Co., Ltd Share Purchase Agreement between Shanghai Shicai Minerals Co., Ltd and Tantech Holdings Ltd

On January 08, 2018, Shanghai Shicai Minerals Co., Ltd and Tantech Holdings Ltd entered into the Lishui Xincai Industrial Co., Ltd Share Purchase Agreement (the “Agreement”).

Party A: Shanghai Shicai Minerals Co., Ltd (the “Transferor”), a domestic company established under the Law of China.

Party B: Tantech Holdings Ltd (the “Transferee”), a foreign-owned company that is established under the Law of China.

Party C: Lishui Xincai Industrial Co., Ltd (the “Target Company”), a domestic company established under the Law of China.

Transferor as the current shareholder of Target Company owns its 100% equity. Target Company, an LLC company with registered capital of RMB 5,000,000 owns RMB 1,800,000 shares of Libo Haokun Minerals Co., Ltd (“Libo Haokun”) which equals to 18% of its total capital. As the only legal company for mining Libo Haokun obtained a mining license on September 20, 2016 from the local government with two years and eight months mining period, from September 20, 2016 to May 20, 2019.

In December 2016, Shanghai BDO provided Libo Haokun a valuation report with its value of RMB 664,741,200.

Under the Agreement, Transferor shall transfer its 100% ownership of Target Company to Transferee in the amount of RMB 120,000,000 within one month upon the execution of the Agreement. Transferee agrees to accept such transfer and shall directly own Target Company’s 100% equity and indirectly owns 18% equity of Libo Haokun’s. Within five days upon execution of the Agreement, Transferee shall pay RMB 2,500,000 to Transferor. Within thirty days after signing the Agreement, Transferee shall pay RMB 9,500,000 to Transferor. Transferor agrees to complete all transactional documents and required share registration process by January 31, 2018. Any fee or expenses related to the execution and performance of the Agreement will be borne by Transferee.

The Agreement is made in six copies with all parities herein holding 2 copies each with the same legal effect.

Shanghai Shicai Minerals Co., Ltd

/s/ Corporate Chop

By: /s/ Weina Qu

Name: Weina Qu

Tantech Holdings Ltd

/s/ Corporate Chop

By: /s/ Zhengyu Wang

Name: Zgengyu Wang

Lishui Xincai Industrial Co., Ltd

/s/ Corporate Chop

By: /s/ Weina Qu

Name: Weina Qu